EXHIBIT 99.1

S1 Corporation Reports Second Quarter 2010 Financial Results

Sales Bookings in Payments and Banking: Large FI Segments Increased 27% in First Half 2010 Compared to Second Half 2009

Revenue backlog in Payments and Banking: Large FI Segments Increased to $48.2 Million, a 23% Increase Compared to December 31, 2009

Generated $23.3 Million in Net Cash from Operations in First Half 2010, a 41% Increase Compared to First Half 2009

NORCROSS, Ga., Aug. 4, 2010 (GLOBE NEWSWIRE) -- S1 Corporation (Nasdaq:SONE), a leading global provider of payments and financial services software solutions, today announced financial results for the second quarter ended June 30, 2010.

Financial Results and Operating Highlights

  Total revenue decreased 15% to $51.8 million in the second quarter of 2010 compared with $60.8 million in the second quarter of 2009. The decrease in revenue was primarily attributed to a $4.8 million reduction in revenue from State Farm and the custom development for an international branch customer ("Custom Projects"), the impact of recognizing a lower amount of software licenses upon software delivery, and changes in estimates for certain project implementations. Total revenue for the six months ended June 30, 2010 decreased 14% to $102.9 million from $119.1 million in the six months ended June 30, 2009.
  U.S. GAAP net loss was $1.8 million, or $0.03 per share (diluted), in the second quarter of 2010 compared with U.S. GAAP net income of $4.6 million, or $0.08 per share (diluted), in the second quarter of 2009. U.S. GAAP net loss was $2.8 million, or $0.05 per share (diluted), in the six months ended June 30, 2010 compared with U.S. GAAP net income of $13.6 million, or $0.25 per share (diluted), in the six months ended June 30, 2009. These figures include stock-based compensation expense of $0.8 million and $3.1 million in the second quarter of 2010 and 2009, respectively, and $1.2 million and $0.6 million in the six months ended June 30, 2010 and 2009, respectively.
  Adjusted EBITDA was $3.2 million in the second quarter of 2010 compared with $11.6 million in the second quarter of 2009. Adjusted EBITDA in the six months ended June 30, 2010 was $6.0 million compared with $22.2 million in the six months ended June 30, 2009. Adjusted EBITDA does not include stock-based compensation expense and is described below and reconciled to the most directly comparable financial measure calculated and presented in accordance with U.S. GAAP in Tables 4, 5, 6 and 7, provided below.
  Net cash provided by operating activities increased 41% to $23.3 million in the six months ended June 30, 2010 compared with $16.5 million in the six months ended June 30, 2009.
  As of June 30, 2010, the Company had cash and cash equivalents of $51.7 million.
  Revenue backlog, which is discussed in further detail below, in the Company's Payments and Banking: Large Financial Institution segments increased 23% to $48.2 million as of June 30, 2010 compared with $39.2 million as of December 31, 2009.
  Notable second quarter 2010 contract signings include:
  A top 5 U.S. bank for S1's corporate online banking solution;
  One of the largest financial services groups in Asia for S1's corporate, business, consumer and trade finance online banking solutions and S1's mobile solution;
  One of the world's leading producers and distributors of non-alcoholic beverages for S1's payments solution;
  One of the largest building societies in Australia for S1's payments solution; and
  Three new customers in Africa for S1's payments solution.

"As evidenced by our bookings, the increase in revenue backlog in our Payments and Banking: Large Financial Institution segments, and cash flow, we are achieving sales goals that are not yet transferring to our bottom line," said Johann Dreyer, Chief Executive Officer. "Last quarter I communicated that we were experiencing a shift to recognizing more software license revenue using the percentage of completion method as we targeted larger and more complex sales opportunities, particularly with our payments and corporate online banking solutions. Since then, we have seen this shift continue and now anticipate that an even greater percentage of software licenses will be accounted for using the percentage of completion method during the remainder of 2010 and beyond. With the increase in the amount of revenue backlog and a strong pipeline of new business opportunities, we believe we are on course to achieve more sustainable long-term growth. However, although we expect to gain greater visibility and predictability in our business model once this transition is completed, it has negatively impacted our current and near-term financial results and made it more difficult to forecast our 2010 financial performance. Consequently, we are withdrawing our prior annual financial guidance."

Mr. Dreyer continued, "While it can be somewhat difficult to predict exactly when some of the larger and more complex sales opportunities will be signed, we expect to enter 2011 with a greater amount of revenue backlog, which we believe will translate to our bottom line in future periods, and we expect some normalization in our Adjusted EBITDA by the end of the fourth quarter. Our fundamentals remain strong and we are confident in our growth prospects and in our ability to close business as we continue to win new contracts with some of the leading financial institutions and retailers in the world," Mr. Dreyer concluded.

Conference Call, Webcast and Slide Information

Management will host a conference call to discuss its second quarter 2010 results on Wednesday, August 4, 2010, at 5:00 p.m. ET. Participants may access the call by dialing (877) 899-9075 (United States) or (706) 758-0819 (international) and entering passcode 90239853. Investors also may access a slide presentation and live audio webcast of this conference call by visiting www.s1.com and entering the Investor Relations section under "About S1".

A replay of the webcast will be available approximately two hours after the conclusion of the call. A telephone replay also will be available approximately two hours after the conclusion of the call through August 18, 2010. To access the replay, please dial (800) 642-1687 or (706) 645-9291 and enter passcode 90239853.

Non-GAAP Measures and Reconciliation to U.S. GAAP

Our results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP"). In addition to U.S. GAAP financial measures, we use non-GAAP measures to evaluate our financial performance, assist management decisions, and in communications with our Board of Directors, stockholders, analysts and investors concerning our financial performance. Although we believe that our presentation of non-GAAP financial measures provide useful supplemental information to investors regarding our results of operations, our non-GAAP financial measures should only be considered in addition to, and not as a substitute for or superior to, our financial measures prepared in accordance with U.S. GAAP. The use of non-GAAP financial measures is subject to inherent limitations because they do not include all the expenses that must be included under U.S. GAAP and because they involve the exercise of management's judgment of which charges should properly be excluded from the non-GAAP financial measure. Management accounts for these limitations by not relying exclusively on non-GAAP financial measures, but only using such information to supplement U.S. GAAP financial results. Our non-GAAP financial measures may be different from such measures used by other companies.

We are presenting Adjusted EBITDA, a non-GAAP financial measure, below and reconciling to the most directly comparable U.S. GAAP equivalent of which is Net income for our consolidated results and Operating income for our segment results. We define Adjusted EBITDA as, in the case of our consolidated results, Net income plus interest and other expense (income), plus income taxes or, in the case of our segment results, Operating income, in each case adjusted for depreciation, amortization of intangibles, and stock-based compensation expense. We believe that excluding depreciation, amortization, stock-based compensation expense, interest and other expense (income) and income taxes provides supplemental information and an alternative presentation useful to investors understanding our core operating results and trends. Not only are depreciation and amortization expenses based on historical costs of assets that may have little bearing on present or future replacement costs, but they are also based on management's estimates of remaining useful lives. Additionally, while stock-based compensation is an important part of overall compensation expense, a portion of our stock-based compensation expense is the result of cash-settled stock appreciation rights that are revalued each quarter for U.S. GAAP earnings based in part on the closing price of our stock on the last day of the quarter. Consequently, fluctuations in our stock price can have a significant impact on our reported U.S. GAAP earnings. See Tables 4, 5, 6 and 7 for reconciliations of non-GAAP Adjusted EBITDA.

We are presenting Cash earnings per share, a non-GAAP financial measure, below and reconciling to the most directly comparable U.S. GAAP equivalent of which is Net income and earnings per share. We define Cash earnings as Net income plus amortization of intangibles, stock-based compensation and deferred income taxes. We calculate Cash earnings per share by adding back the per share impact of adjustments from diluted earnings per share. We believe Cash earnings per share is a useful financial measure which provides supplemental information and an alternative presentation useful to investors understanding trends of our income. Amortization of intangibles is generally expensed over several periods and may not be indicative of current cash expenditures. We believe the exclusion of stock-based compensation provides useful supplemental information to help understand the changes in our earnings per share due to the fluctuations of our cash-settled stock appreciation rights included in stock compensation. We exclude the impact of deferred income taxes on earnings as the temporary differences and the changes in valuation allowances may be misleading for trend analysis. See Table 1 for reconciliation of non-GAAP Cash earnings per share to U.S. GAAP Diluted earnings per share.

We are presenting an estimate of revenue backlog for our Payments and Banking: Large Financial Institution segments which is defined as an estimate of revenue for software licenses, including term licenses, professional services, and hosting services, in each case as specified in executed contracts that we believe will be recognized in revenue over the next 12 months. The portion of the estimate from our Banking: Large Financial Institution segment does not include revenue associated with the Company's Custom Projects. We believe that presenting this estimate provides supplemental information and an alternative presentation useful to investors understanding trends in our business including the shift we are experiencing toward recognizing more software license revenue using the percentage of completion method.

Our estimate of revenue backlog requires substantial judgment of our management, is based on a number of assumptions, which may turn out to be inaccurate or wrong, and is subject to a number of factors and uncertainties, many of which are outside of our control. Such assumptions, factors and uncertainties include, but are not limited to, the following:

  Revenue for term licenses and hosting services are the annualized amount expected over the next 12 months as of the date presented;
  Foreign currency exchange rates are assumed to remain constant over the 12 month period for contracts stated in currencies other than the U.S. Dollar;
  Perpetual licenses and professional services are based on current estimates of project completion over the next 12 months;
  Our customers may attempt to renegotiate or terminate their contracts for a number of reasons, including mergers, changes in their financial condition or general changes in economic conditions within their industries or geographic locations;
  We may experience delays in the development or delivery of products or services specified in customer contracts; and
  Our estimate is based on constant hosting transaction volumes, and changes in hosting transaction volumes may impact the amount of revenue actually recognized in future periods.

Estimates of future financial results are inherently unreliable. Accordingly, there can be no assurance that the amounts included in our estimate of revenue backlog will be recognized over the next 12 months, or at all. Additionally, because our estimate of revenue backlog is an operating metric, it is not subject to the same level of internal review or control as a U.S. GAAP financial measure.

About S1 Corporation

Leading banks, credit unions, retailers, and processors need technology that adapts to the complex and challenging needs of their businesses. These organizations want solutions that can respond quickly to changes in the marketplace and help grow their businesses.  For more than 20 years, S1 Corporation (Nasdaq:SONE) has been a leader in developing software products that offer flexibility and reliability. Over 3,000 organizations worldwide depend on S1 for payments, online banking, mobile banking, voice banking, branch banking and lending solutions that deliver a competitive advantage. More information is available at www.s1.com.

Forward Looking Statements

This press release contains forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act. These statements include statements with respect to our financial condition, results of operations and business. The words "believes," "expects," "may," "will," "should," "projects," "contemplates," "anticipates," "forecasts," "intends" or similar terminology identify forward-looking statements. Forward-looking statements may include projections of our revenue, expenses, Adjusted EBITDA, revenue backlog, capital expenditures, earnings per share, product development projects, future economic performance or management objectives. These statements are based on our beliefs as well as assumptions made using information currently available to us. Because these statements reflect our current views concerning future events, they involve risks, uncertainties and assumptions. Therefore, actual results may differ significantly from the results discussed in the forward-looking statements. The risk factors included in our reports filed with the Securities and Exchange Commission (and available on our web site at www.s1.com  or the SEC's web site at www.sec.gov) provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. Except as provided by law, we undertake no obligation to update any forward-looking statement for any reason, even if new information becomes available.

S1 Corporation
Consolidated Statements of Operations
(In thousands, except share and per share data)
(Unaudited)
TABLE 1

	Three Months Ended		Six Months Ended
	6/30/2010	6/30/2009	6/30/2010	6/30/2009

Revenue:
Software licenses	$ 4,832	$ 9,718	$ 10,571	$ 18,774
Support and maintenance	15,145	14,951	30,788	28,778
Professional services	17,870	24,090	35,300	47,165
Hosting	13,927	12,083	26,274	24,413
Total revenue	51,774	60,842	102,933	119,130

Operating expenses:
Cost of software licenses	569	1,272	951	2,112
Cost of professional services, support and maintenance	20,661	18,537	40,075	36,797
Cost of hosting	6,893	7,118	13,561	14,090
Selling and marketing	6,871	9,441	13,555	15,929
Product development	8,753	8,973	17,473	17,145
General and administrative	5,928	7,475	12,975	12,325
Depreciation and amortization	2,635	2,427	5,021	5,000
Total operating expenses (1)	52,310	55,243	103,611	103,398

Operating (loss) income	(536)	5,599	(678)	15,732

Interest income	55	111	111	234
Interest expense	(118)	(199)	(238)	(360)
Other non-operating expense	(315)	(440)	(472)	(392)
Interest and other expense, net	(378)	(528)	(599)	(518)

(Loss) income before income tax expense	(914)	5,071	(1,277)	15,214
Income tax expense	(860)	(440)	(1,553)	(1,639)
Net (loss) income	$ (1,774)	$ 4,631	$ (2,830)	$ 13,575

(Loss) earnings per share:
Basic	$ (0.03)	$ 0.09	$ (0.05)	$ 0.25
Diluted	$ (0.03)	$ 0.08	$ (0.05)	$ 0.25

Weighted average common shares outstanding - basic	51,843,559	52,868,795	51,791,139	52,851,339
Weighted average common shares outstanding - diluted	51,843,599	53,601,856	51,791,139	53,515,854

Reconciliation to Cash earnings (loss) per share:
Diluted (loss) earnings per share	$ (0.03)	$ 0.08	$ (0.05)	$ 0.25
Amortization of intangibles	0.01	0.01	0.02	0.02
Stock-based compensation expense	0.02	0.06	0.02	0.01
Deferred income taxes	(0.01)	--	(0.01)	--
Non-GAAP Cash earnings (loss) per share	$ (0.01)	$ 0.15	$ (0.02)	$ 0.28

(1) Excludes charges for depreciation. Cost of software licenses includes amortization of acquired technology.

S1 Corporation
Consolidated Balance Sheets
(In thousands, except share data)
(Unaudited)
TABLE 2

	June 30, 2010	December 31, 2009

Assets
Current assets:
Cash and cash equivalents	$ 51,707	$ 61,784
Accounts receivable, net	53,083	64,470
Prepaid expenses	4,929	4,729
Other current assets	7,500	4,931
Total current assets	117,219	135,914
Property and equipment, net	22,296	23,018
Intangible assets, net	13,136	4,895
Goodwill, net	145,325	126,605
Other assets	7,791	9,634
Total assets	$ 305,767	$ 300,066

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$ 9,361	$ 7,707
Accrued compensation and benefits	8,583	11,569
Current portion of debt obligation	5,515	1,170
Accrued restructuring	2,220	2,096
Income taxes payable	2,454	1,586
Deferred revenues	36,764	26,837
Other current liabilities	2,022	2,007
Total current liabilities	66,919	52,972
Debt obligation, excluding current portion	14	5,026
Accrued restructuring, excluding current portion	357	1,381
Other liabilities	2,861	2,046
Total liabilities	$ 70,151	$ 61,425

Stockholders' equity:
Preferred stock	10,000	10,000
Common stock	520	517
Additional paid-in-capital	1,789,726	1,787,772
Accumulated deficit	(1,560,364)	(1,557,534)
Accumulated other comprehensive loss	(4,266)	(2,114)
Total stockholders' equity	235,616	238,641
Total liabilities and stockholders' equity	$ 305,767	$ 300,066

Preferred shares issued and outstanding	749,064	749,064
Common shares issued and outstanding	52,019,479	51,712,710

S1 Corporation
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)
TABLE 3
	Three Months Ended		Six Months Ended
	6/30/2010	6/30/2009	6/30/2010	6/30/2009

Cash flows from operating activities:
Net (loss) income	$ (1,774)	$ 4,631	$ (2,830)	$ 13,575
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	2,927	2,884	5,492	5,915
Provision for doubtful accounts receivable and billing adjustments	880	(307)	928	92
Deferred income taxes	(450)	59	(556)	31
Stock-based compensation expense	809	3,091	1,182	560
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	(850)	(3,380)	10,698	(12,968)
Decrease (increase) in prepaid expenses and other assets	25	714	(380)	1,024
Increase in accounts payable and other liabilities	7	1,162	388	773
(Decrease) increase in accrued compensation and benefits	(190)	987	(2,296)	(1,280)
Increase (decrease) in income taxes payable	434	(308)	932	627
Increase (decrease) in deferred revenue	3,419	(286)	9,753	8,187
Net cash provided by operating activities	5,237	9,247	23,311	16,536
Cash flows from investing activities:
Maturities of investment securities	1,071	231	1,071	917
Purchases of investment securities	--	--	(1,117)	--
Acquisition, net of acquired cash	--	--	(29,249)	--
Purchases of property, equipment and technology	(2,168)	(1,484)	(3,076)	(4,506)
Net cash used in investing activities	(1,097)	(1,253)	(32,371)	(3,589)
Cash flows from financing activities:
(Payments) proceeds from exercise of employee stock awards	(100)	(12)	(148)	142
Payments on capital leases and debt obligations	(335)	(615)	(667)	(2,545)
Net cash used in financing activities	(435)	(627)	(815)	(2,403)
Effect of exchange rate changes on cash and cash equivalents	(241)	1,452	(202)	823
Net increase (decrease) in cash and cash equivalents	3,464	8,819	(10,077)	11,367
Cash and cash equivalents at beginning of period	48,243	66,388	61,784	63,840
Cash and cash equivalents at end of period	$ 51,707	$ 75,207	$ 51,707	$ 75,207

S1 Corporation
Consolidated Statements of Operations
(In thousands)
(Unaudited)
TABLE 4

	Three Months Ended		Six Months Ended
	6/30/2010	6/30/2009	6/30/2010	6/30/2009

Revenue:
Software licenses	$ 4,832	$ 9,718	$ 10,571	$ 18,774
Support and maintenance	15,145	14,951	30,788	28,778
Professional services	17,870	24,090	35,300	47,165
Hosting	13,927	12,083	26,274	24,413
Total revenue	51,774	60,842	102,933	119,130

Operating expenses:
Cost of software licenses	569	1,272	951	2,112
Cost of professional services, support and maintenance	20,661	18,537	40,075	36,797
Cost of hosting	6,893	7,118	13,561	14,090
Selling and marketing	6,871	9,441	13,555	15,929
Product development	8,753	8,973	17,473	17,145
General and administrative	5,928	7,475	12,975	12,325
Depreciation and amortization	2,635	2,427	5,021	5,000
Total operating expenses (1)	52,310	55,243	103,611	103,398

Operating (loss) income	(536)	5,599	(678)	15,732

Interest income	55	111	111	234
Interest expense	(118)	(199)	(238)	(360)
Other non-operating expense	(315)	(440)	(472)	(392)
Interest and other expense, net	(378)	(528)	(599)	(518)

(Loss) income before income tax expense	(914)	5,071	(1,277)	15,214
Income tax expense	(860)	(440)	(1,553)	(1,639)
Net (loss) income	$ (1,774)	$ 4,631	$ (2,830)	$ 13,575

Reconciliation to Adjusted EBITDA:
Net (loss) income	$ (1,774)	$ 4,631	$ (2,830)	$ 13,575
Interest and other expense, net	378	528	599	518
Income tax expense	860	440	1,553	1,639
Depreciation	2,182	2,144	4,236	4,435
Amortization	745	740	1,256	1,480
Stock-based compensation expense	809	3,091	1,182	560
Non-GAAP Adjusted EBITDA	$ 3,200	$ 11,574	$ 5,996	$ 22,207

(1) Includes stock-based compensation expense of:
Cost of professional services, support and maintenance	$ 74	$ 213	$ 141	$ 61
Cost of hosting	33	23	64	43
Selling and marketing	89	1,147	13	(73)
Product development	14	236	(9)	106
General and administrative	599	1,472	973	423
Stock based compensation expense	$ 809	$ 3,091	$ 1,182	$ 560

S1 Corporation
Payments Segment
Statements of Operations
(In thousands)
(Unaudited)
TABLE 5

	Three Months Ended		Six Months Ended
	6/30/2010	6/30/2009	6/30/2010	6/30/2009

Revenue:
Software licenses	$ 2,359	$ 5,536	$ 5,684	$ 10,534
Support and maintenance	5,161	4,659	10,462	8,732
Professional services	4,614	4,711	8,518	8,087
Hosting	263	189	569	342
Total revenue	12,397	15,095	25,233	27,695

Operating expenses:
Cost of software licenses	7	583	121	888
Cost of professional services, support and maintenance	4,611	4,033	8,963	7,093
Cost of hosting	179	138	391	283
Selling and marketing	2,779	2,817	5,761	5,743
Product development	1,419	1,257	2,874	2,370
General and administrative	1,623	1,795	3,657	2,859
Depreciation and amortization	495	396	962	819
Total operating expenses (1)	11,113	11,019	22,729	20,055

Operating income	$ 1,284	$ 4,076	$ 2,504	$ 7,640

Reconciliation to Adjusted EBITDA:
Operating income	$ 1,284	$ 4,076	$ 2,504	$ 7,640
Depreciation	373	273	718	574
Amortization	123	427	245	855
Stock-based compensation expense	275	570	433	136
Non-GAAP Adjusted EBITDA	$ 2,055	$ 5,346	$ 3,900	$ 9,205

(1) Includes stock-based compensation expense of:
Cost of professional services, support and maintenance	$ 16	$ 166	$ 32	$ (32)
Cost of hosting	4	--	8	--
Selling and marketing	60	48	86	98
Product development	21	29	41	58
General and administrative	174	327	266	12
Stock based compensation expense	$ 275	$ 570	$ 433	$ 136

S1 Corporation
Banking: Large Financial Institution Segment
Statements of Operations
(In thousands)
(Unaudited)
TABLE 6

	Three Months Ended		Six Months Ended
	6/30/2010	6/30/2009	6/30/2010	6/30/2009

Revenue:
Software licenses	$ 1,261	$ 1,315	$ 1,906	$ 3,784
Support and maintenance	4,934	5,363	10,180	10,334
Professional services	11,863	17,744	24,512	36,257
Hosting	6,391	6,960	12,590	14,200
Total revenue	24,449	31,382	49,188	64,575

Operating expenses:
Cost of software licenses	308	203	436	513
Cost of professional services, support and maintenance	10,356	10,725	20,257	22,262
Cost of hosting	3,680	4,027	7,400	8,043
Selling and marketing	2,529	4,608	4,809	6,627
Product development	3,972	5,627	8,193	10,682
General and administrative	2,733	3,604	5,908	6,261
Depreciation and amortization	1,129	1,229	2,217	2,537
Total operating expenses (1)	24,707	30,023	49,220	56,925

Operating (loss) income	$ (258)	$ 1,359	$ (32)	$ 7,650

Reconciliation to Adjusted EBITDA:
Operating (loss) income	$ (258)	$ 1,359	$ (32)	$ 7,650
Depreciation	1,129	1,229	2,217	2,537
Amortization	61	61	122	122
Stock-based compensation expense	340	1,794	464	280
Non-GAAP Adjusted EBITDA	$ 1,272	$ 4,443	$ 2,771	$ 10,589

(1) Includes stock-based compensation expense of:
Cost of professional services, support and maintenance	$ 44	$ 39	$ 88	$ 77
Cost of hosting	12	6	24	8
Selling and marketing	10	935	(109)	(139)
Product development	(19)	196	(36)	26
General and administrative	293	618	497	308
Stock based compensation expense	$ 340	$ 1,794	$ 464	$ 280

S1 Corporation
Banking: Community Financial Institution Segment
Statements of Operations
(In thousands)
(Unaudited)
TABLE 7

	Three Months Ended		Six Months Ended
	6/30/2010	6/30/2009	6/30/2010	6/30/2009

Revenue:
Software licenses	$ 1,212	$ 2,867	$ 2,981	$ 4,456
Support and maintenance	5,050	4,929	10,146	9,712
Professional services	1,393	1,635	2,270	2,821
Hosting	7,273	4,934	13,115	9,871
Total revenue	14,928	14,365	28,512	26,860

Operating expenses:
Cost of software licenses	254	486	394	711
Cost of professional services, support and maintenance	5,694	3,779	10,855	7,442
Cost of hosting	3,034	2,953	5,770	5,764
Selling and marketing	1,563	2,016	2,985	3,559
Product development	3,362	2,089	6,406	4,093
General and administrative	1,572	2,076	3,410	3,205
Depreciation and amortization	1,011	802	1,842	1,644
Total operating expenses (1)	16,490	14,201	31,662	26,418

Operating (loss) income	$ (1,562)	$ 164	$ (3,150)	$ 442

Reconciliation to Adjusted EBITDA:
Operating (loss) income	$ (1,562)	$ 164	$ (3,150)	$ 442
Depreciation	680	642	1,301	1,324
Amortization	561	252	889	503
Stock-based compensation expense	194	727	285	144
Non-GAAP Adjusted EBITDA	$ (127)	$ 1,785	$ (675)	$ 2,413

(1) Includes stock-based compensation expense of:
Cost of professional services, support and maintenance	$ 14	$ 8	$ 21	$ 16
Cost of hosting	17	17	32	35
Selling and marketing	19	164	36	(32)
Product development	12	11	(14)	22
General and administrative	132	527	210	103
Stock based compensation expense	$ 194	$ 727	$ 285	$ 144
CONTACT:  S1 Corporation
          Investor Contact:
          Paul M. Parrish, Chief Financial Officer
          404.923.3500
          paul.parrish@s1.com